UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

HILLTOP HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Crescent Court, Suite 1330 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(214) 855-2177

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                            Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On May 8, 2012, Hilltop Holdings Inc., a Maryland corporation (the “Company”), entered into a definitive agreement and plan of merger (the “Merger Agreement”) by and among the Company, PlainsCapital Corporation, a Texas corporation (“PlainsCapital”) and Meadow Corporation, a Maryland corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which PlainsCapital will merge with and into Merger Sub and become a subsidiary of the Company (the “Merger”).  The purchase consideration to PlainsCapital shareholders includes approximately 27.5 million shares of Company common stock and approximately $318 million of cash. At the effective time of the Merger, each outstanding share of PlainsCapital common stock will be converted into the right to receive 0.776 shares of Company common stock and $9.00 in cash (collectively, the “Merger Consideration”), subject to certain adjustments.  Each outstanding and unexercised option to purchase shares of PlainsCapital common stock (each, a “PlainsCapital Stock Option”) will vest in full and the holder thereof will be entitled to receive the Merger Consideration in respect of each share of PlainsCapital common stock underlying such PlainsCapital Stock Option less the applicable exercise price and withholding taxes.  Each outstanding PlainsCapital restricted stock unit and share of PlainsCapital restricted common stock will vest in full and will be converted into the right to receive the Merger Consideration less applicable withholding taxes.   Each share of PlainsCapital Series C preferred stock will be converted into one share of preferred stock of the Company having the same rights, preferences, privileges, voting powers, limitations and restrictions as the PlainsCapital Series C preferred stock.

Consummation of the Merger is subject to certain customary closing conditions, including, (i) requisite approvals of Company stockholders and PlainsCapital shareholders, (ii) approval of the Board of Governors of the Federal Reserve System and the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other regulatory approvals, (iii) delivery of opinions from counsel to the Company and PlainsCapital relating to the tax treatment of the Merger, (iv) the absence of certain legal impediments to the consummation of the Merger and (v) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party.

PlainsCapital and the Company have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by each of PlainsCapital and the Company with respect to the conduct of its business during the interim period between the execution of the Merger Agreement and the closing of the Merger (the “Closing”).

The representations, warranties and covenants set forth in the Merger Agreement have been made only for the purposes of such agreement and were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

The Company and PlainsCapital have agreed not to solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any alternative transaction.   The Company has agreed that, subject to certain exceptions, the board of directors of the Company will recommend that Company stockholders approve the issuance of shares of Company common stock in the Merger.  PlainsCapital has also agreed that, subject to certain exceptions, the board of directors of PlainsCapital will recommend that PlainsCapital shareholders vote in favor of adoption of the Merger Agreement.  Additionally, several shareholders of PlainsCapital and an entity controlled by Gerald J. Ford, Hilltop’s Chairman of the Board, have entered into voting and support agreements pursuant to which the parties agree to vote their shares in favor of the Merger.

The Merger Agreement contains certain termination rights for PlainsCapital and the Company, as the case may be, applicable upon, among other events, (i) final, non-appealable denial of required regulatory approvals, (ii) the Closing having not been completed on or prior to December 31, 2012, (iii) a breach by the other party that is or cannot be cured within 30 days’ notice of such breach (or December 31, 2012, if earlier) if such breach would result in the failure of the conditions to closing set forth in the Merger Agreement, (iv) if either PlainsCapital shareholders or Company stockholders fail to approve the transaction by the required vote, (v) by the Company upon a failure by PlainsCapital’s board of directors to recommend the Merger to its shareholders, or (vi) by PlainsCapital upon a failure by the Company’s board of directors to recommend the Merger to its stockholders.  The Merger Agreement further provides that, in connection with the termination of the Merger Agreement under specified circumstances, PlainsCapital or the Company will be required to pay the other a termination fee of $17.5 million.

The Company has agreed to reconstitute its board of directors as of the effective time of the Merger so to include certain persons designated by PlainsCapital, with the total number of PlainsCapital designees to be one less than the number of directors designated by the current board of directors of the Company.  One of the PlainsCapital designees will be Alan B. White, the current chief executive officer of PlainsCapital, who will also serve as Vice Chairman of the Company board of directors following the effective time of the merger.  The Company board of directors will also form an executive committee as of the effective time, consisting of three members selected by the current Company board of directors and two members selected by PlainsCapital.  The chairman of the executive committee will be Mr. White, who will constitute one of the members selected by PlainsCapital.

The Company has agreed to eliminate certain restrictions relating to ownership of the Company’s common stock currently contained in the Company’s Articles of Incorporation, effective as of the Closing.

A copy of the Merger Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference.  The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

Voting and Support Agreements

In connection with entering into the Merger Agreement, PlainsCapital entered into a Voting and Support Agreement with Diamond A Financial, L.P., an entity controlled by Gerald J. Ford that beneficially owns approximately 27% of the outstanding shares of the Company’s common stock, and the Company entered into Voting and Support Agreements with certain shareholders of PlainsCapital (collectively, the “Voting Agreements”).  The Voting Agreements generally require that the shareholders party thereto vote all of their shares in favor of the Merger and against alternative transactions and generally prohibits the transfer of such shares prior to the completion of the Merger.  The Voting Agreements will terminate upon the earlier of the completion of the Merger and the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of Voting Agreement, which are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

Item 8.01                                            Other Events.

In connection with the execution of the Merger Agreement, the Company and Merger Sub entered into retention agreements with each of Mr. White (currently Chairman and Chief Executive Officer of PlainsCapital) and Jerry L. Schaffner (currently President and Chief Executive Officer of PlainsCapital Bank), which will become effective upon the Closing.  Pursuant to these agreements, Mr. White will serve as Chief Executive Officer of Merger Sub, Chairman of the Board of Directors of Merger Sub, Vice-Chairman of the Company and Chairman of the Company’s Executive Committee, and Mr. Schaffner will serve as the President and Chief Executive Officer of PlainsCapital Bank.  The agreements provide that, while employed, each executive will receive the base salary as in effect prior to the closing and be eligible to receive an annual bonus, with the amount of such bonus generally dependent on the net income of the Merger Sub.  At Closing, the termination payments payable under each executive’s prior agreement with PlainsCapital will be credited to a deferred compensation account that will be payable upon termination of employment with the Company, and payments under the PlainsCapital supplemental executive pension plan will be paid due to the termination of this plan.  If following the Closing, either executive is terminated without cause, he will be entitled to receive severance as specified in the retention agreement and will be bound by restrictive covenants, including non-competition and employee and customer non-solicitation restrictions.  In addition, the golden parachute excise tax gross-up provision from the executives’ prior agreements with PlainsCapital will continue to apply with respect to payments in connection with the Merger.

The above disclosure is qualified in its entirety by the retention agreements which are attached hereto as Exhibits 10.1 and 10.2.

Important Additional Information

In connection with the proposed transaction, the Company expects to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of the Company and PlainsCapital that also constitutes a prospectus of the Company, and the final joint proxy statement/prospectus will be mailed to shareholders of the Company and PlainsCapital.  The Company and PlainsCapital also plan to file other relevant documents with the SEC regarding the proposed transaction.  INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by the Company and PlainsCapital with the SEC at the SEC’s website at www.sec.gov.  Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.hilltop-holdings.com or by contacting Hilltop Investor Relations at 214-855-2177.

The Company and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  You can find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2012 (as it may be amended from time to time) and its definitive proxy statement filed with the SEC on April 30, 2012.  Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available.  Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.  You may obtain free copies of these documents from the Company using the sources indicated above.

Forward Looking Statements

This Current Report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any expected future results, performance, or achievements.  Forward-looking statements speak only as of the date they are made and the Company does not assume any duty to update forward looking statements.  Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving the Company and PlainsCapital, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the possibility that the merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) changes in the Company’s stock price before closing, including as a result of PlainsCapital’s earnings, broader stock market movements, and the performance of financial companies and peer group companies, (iii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which PlainsCapital operates; (iv) the ability to promptly and effectively integrate the businesses of the Company and PlainsCapital; (v) the reaction of the companies’ customers, employees and counterparties to the transaction; and (vi) diversion of management time on merger-related issues.  For more information, see the risk factors described in the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings with the SEC.

Item 9.01                                            Financial Statements and Exhibits.

(a)                                 Not applicable.

(b)                                Not applicable.

(c)                                 Not applicable.

(d)                                Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among PlainsCapital Corporation, Hilltop Holdings Inc. and Meadow Corporation, dated as of May 8, 2012*

10.1	Retention Agreement by and among Alan B. White, Hilltop Holdings Inc. and Meadow Corporation, dated as of May 8, 2012

10.2	Retention Agreement by and among Jerry L. Schaffner, Hilltop Holdings Inc. and Meadow Corporation, dated as of May 8, 2012

99.1	Voting and Support Agreement between Diamond A Financial, LP and PlainsCapital Corporation, dated May 8, 2012

99.2	Form of Voting and Support Agreement for Shareholders of PlainsCapital Corporation

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Hilltop Holdings Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLTOP HOLDINGS INC.

Date: May 11, 2012	By:	/s/ Corey Prestidge
Name: Corey Prestidge
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among PlainsCapital Corporation, Hilltop Holdings Inc. and Meadow Corporation, dated as of May 8, 2012*

10.1	Retention Agreement by and among Alan B. White, Hilltop Holdings Inc. and Meadow Corporation, dated as of May 8, 2012

10.2	Retention Agreement by and among Jerry L. Schaffner, Hilltop Holdings Inc. and Meadow Corporation, dated as of May 8, 2012

99.1	Voting and Support Agreement between Diamond A Financial, LP and PlainsCapital Corporation, dated May 8, 2012

99.2	Form of Voting and Support Agreement for Shareholders of PlainsCapital Corporation

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Hilltop Holdings Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.